Exhibit 15




                                    BY-LAWS
                                      OF
                  IRVINE APARTMENT COMMUNITIES MARYLAND, INC.
                       (AS AMENDED AS OF APRIL 29, 1996)

                                   ARTICLE I

                                    OFFICES

               Section 1. Registered Office. The registered office shall be in the City of Baltimore, State of Maryland.

               Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

               Section 3. Books. The books of the Corporation may be kept within or without of the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

               Section 1. Annual Meetings. The Corporation shall hold an annual meeting of its stockholders commencing with the year 1997 to elect directors and transact any other business within its powers or as may be properly brought before the meeting, either on the second Tuesday of April in each year if not a legal holiday, or on such other day within 30 days thereafter as shall be set by the Board of Directors. If no other hour shall be so designated such meeting shall be held at 10:00 a.m. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

               Section 2. Special Meetings. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary on the written request of stockholders entitled to cast such percentage of all the votes entitled to be cast at the meeting which represents the maximum percentage as may be permitted for such purpose under the Maryland General Corporation Law, as amended from time to time ("Maryland Law"). A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call special meetings of such holders pursuant to the terms of such classes or series.

               Section 3. Place of Meetings. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

               Section 4. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

               Section 5. Quorum; Voting. Unless statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

               Section 6. Organization; Adjournments. (a) At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

               (b) Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by (i) the chairman of the meeting,
(ii) the Board of Directors or (iii) a majority vote of the stockholders present in person or by proxy, in each case to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

               Section 7. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

               Section 8. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

               Section 9. Conduct of Business and Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the Chairman of the Board of Directors, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The chairman of the meeting shall appoint any such inspector or inspectors, unless otherwise directed by a majority vote of stockholders present in person or by proxy at the meeting. No candidate for election as a director at a meeting shall serve as an inspector thereat.

               Section 10. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

               Section 11. Nomination of Directors. Subject to the final paragraph of this Section 11, only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Notwithstanding anything in these By-Laws to the contrary but subject to the next succeeding paragraph, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section.

               The provisions of this Section 11 requiring prior notice to nominate directors shall not be applicable to a person or entity which has the right to nominate for election or re-election to the Board of Directors one or more person as provided in Article III of that certain Miscellaneous Rights Agreement dated as of March 20, 1996, as the same may be amended, modified or restated from time to time (the "Miscellaneous Rights Agreement"), among the Corporation, The Irvine Company and Irvine Apartment Communities, L.P., (the "Operating Partnership").

               Section 12. Notice of Business. Subject to the final paragraph of this Section 12, at any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 12. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary but subject to the next succeeding paragraph, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

               The provisions of this Section 12 requiring prior notice to bring business before a meeting of stockholders shall not be applicable to the person or entity which has the right to nominate for election or re-election to the Board of Directors one or more persons as provided in
Article III of the Miscellaneous Rights Agreement and, subject to compliance with applicable law, any such person or entity may bring before any meeting of stockholders any business, without the need to give advance notice of such business.

               Section 13. Miscellaneous Rights Agreement. The provisions of Article III of the Miscellaneous Rights Agreement with respect to certain matters relating to governance of the Corporation (including the right to designate nominees for election as a director, to designate persons to fill vacancies on the Board of Directors and limitations on increasing or decreasing the size of the Board of Directors) (the "Miscellaneous Rights") shall, in addition to constituting contractual obligations of the Corporation, have the same effect as By-Laws of the Corporation. In the event of any inconsistency between any Miscellaneous Right created by the Miscellaneous Rights Agreement and any other provision of these By-Laws (other than a By-Law adopted by a vote of stockholders prior to the execution and delivery of any amendment to the Miscellaneous Rights Agreement creating such Miscellaneous Right), to the extent permitted by applicable law, the Miscellaneous Right shall control.

                                  ARTICLE III

                                   DIRECTORS

               Section 1. General Powers. Except as otherwise provided in Maryland Law or the Charter, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

               Section 2. Number, Classes, Term of Office, etc. The Board of Directors shall consist of not less than three nor more than ten directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the Charter, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders.

               Section 3. Majority of Unaffiliated Directors. Except during a period of vacancy or vacancies on the Board of Directors, a majority of the directors shall at all times be persons who are not (i) affiliates (as that term is defined for purposes of Rule 144 under the Securities Act of 1933, as amended), or an officer, director or employee, of The Irvine Company or (ii) the spouse, ancestors and lineal descendants or brother or sister (whether by the whole or half blood) of Donald L. Bren ("Unaffiliated Directors").

               Section 4. Quorum and Manner of Acting. (a) Unless the Charter or these By-Laws require a greater number, a majority of the total number of directors, including, if one or more of such nominees has been elected to the Board of Directors, at least one director of the Corporation who was nominated for election or reelection as a director of the Corporation pursuant to Article III of the Miscellaneous Rights Agreement (or, in the event of the death, resignation or removal of any such director, a director who has been elected to fill such vacancy pursuant to
Article III of the Miscellaneous Rights Agreement) (an "Irvine Board Representative"), shall Constitute a quorum for the transaction of business, and, except as provided in paragraphs (b) and (c) below, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               (b) Notwithstanding the foregoing, the affirmative vote of directors representing more than 75% of the entire Board of Directors (the "Required Directors") shall be required to approve the actions set forth in clauses (i) through (viii) below and such action shall not be effective unless approved by the affirmative vote of the Required Directors (capitalized terms in this Section 4(b) have the meanings specified in ARTICLE NINTH of the Articles of Incorporation):

               (i) a Change of Control of the Corporation or the Operating Partnership;

               (ii) any amendment to the Charter or these By-Laws, or any amendment to the Operating Partnership Agreement;

               (iii) any waiver or modification of an applicable Ownership Limit, Related Party Limit or Look-Through Ownership Limit;

               (iv) any merger, consolidation or sale of all or substantially all of the assets of the Corporation or the Operating Partnership;

               (v) the issuance of any Equity Securities of the Corporation or any securities convertible into or exchangeable or exercisable for any Equity Securities of the Corporation, provided that the affirmative vote of the Required Directors shall not be required with respect to the issuance of Equity Securities (excluding for purposes of this proviso, Equity Securities (other than Common Stock) having any voting rights other than voting rights required by Maryland Law or by the rules of the NYSE) (a) pursuant to any stock incentive plan adopted by the Corporation, (b) in connection with The Irvine Company's exercise of the Exchange Rights or the cash tender rights provided for in Section 8.6 of the Operating Partnership Agreement, (c) in connection with the acquisition of land for common stock pursuant to that certain Exclusive Land Rights and Non-Competition
Agreement dated as of November 21, 1993 among the Corporation, the Operating Partnership, The Irvine Company and Donald L. Bren, as the same may be amended, modified or restated from time to time (the "Land Rights Agreement") or (d) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms;

               (vi) for the Corporation to take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Operating Partnership), or to conduct business other than through the Operating Partnership, or for the Corporation or the Operating Partnership to engage in any business other than the ownership, construction, development and operation of multifamily rental apartment communities;

               (vii) for the Corporation or the Operating Partnership to make a general assignment for the benefit of creditors or to institute any proceedings in bankruptcy or for the liquidation, dissolution, reorganization or winding up of the Corporation or the Operating Partnership or to consent to the taking of any such action against the Corporation or the Operating Partnership; and

               (viii) to terminate the Corporation's status as a real estate investment trust for federal income tax purposes.

               (c) Notwithstanding any other provision of these By-Laws but subject to the provisions of paragraph (b) above, the following actions of the Board of Directors shall require the approval of the Independent Directors Committee established pursuant to Section 10 of this Article III:

               (i) the selection of an independent appraiser on behalf of the Corporation pursuant to the Land Rights Agreement; and

               (ii) all transactions between the Corporation or the Operating Partnership and The Irvine Company and affiliates of The Irvine Company and Mr. Bren including, but not limited to, (a) whether or not the Corporation shall exercise any of its rights under the Land Rights Agreement and (b) the terms of any agreement between the Corporation and the Operating Partnership and The Irvine Company or affiliates of The Irvine Company and Mr. Bren.

               Section 5. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Maryland, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

               Section 6. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given.
In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Maryland, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 9 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

               Section 7. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings at such place and time may be held without further notice being given.

               Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Chairman of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

               Section 9. Notice of Meeting. Except as provided in Sections 6 or 7, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

               Section 10. Committees. (a) The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of such number of directors of the Corporation as is equal to or greater than the minimum number permitted by Maryland Law. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as permitted by Maryland Law, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

               (b) The Corporation shall initially have the following committees, the specific authority and members of which shall be as designated herein or by resolution of the Board of Directors:

               (i) An Executive Committee, which shall have such authority to act in lieu of the Board of Directors on all matters permitted by law including the power to acquire and dispose of real property and the power to authorize the execution of contracts and agreements, other than matters which must be approved by the Independent Directors Committee or the Required Directors.

               (ii) An Independent Directors Committee which shall have the authority to approve the actions of the Board of Directors as specified in Section 4(c) of the Article III. The Independent Directors Committee shall consist of at least five persons each of whom shall be an Unaffiliated Director and shall be a person who has not been employed by The Irvine Company or any of its subsidiaries within the five years preceding such person's election as a director of the Corporation.

               (iii) An Audit Committee, which will consist solely of persons who are not officers or employees of the Corporation and which shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Corporation's internal accounting controls. The Audit Committee shall consist of three persons, at least two of which shall be Unaffiliated Directors.

               (iv) A Compensation Committee, which shall consist solely of persons who are not employees or officers of the Corporation and which shall determine compensation for the Corporation's executive officers and administer any stock incentive plan adopted by the Corporation. At least two members of the Compensation Committee shall be Unaffiliated Directors.

               Section 11. Action by Consent. Unless otherwise restricted by the Charter or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

               Section 12. Telephonic Meeting. Unless otherwise restricted by the Charter or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

               Section 13. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               Section 14. Vacancies. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

               Section 15. Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

               Section 16. Compensation. Unless otherwise restricted by the Charter or these By-Laws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

               Section 17. Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Charter, and such directors so elected shall not be subject to the provisions of sections 2, 14 and 15 of this
Article III unless otherwise provided therein.

                                  ARTICLE IV

                                   OFFICERS

               Section 1. Principal Officers. The principal officers of the Corporation shall be a President (who shall be the Chief Executive Officer of the Corporation), one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more controllers, as the Board may in its discretion appoint. The Chairman of the Board shall be a director; the other officers may be directors.

               Section 2. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

               Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers,, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

               Section 4. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors; provided that no such removal shall alter, void or otherwise affect any change in any written contractual relationship between the Corporation and any such officer that is removed from office.

               Section 5. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               Section 6. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

                                   ARTICLE V

                              GENERAL PROVISIONS

               Section 1. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders. The record date shall not be prior to the close of business on the day the record date is fixed nor, subject to Article II, Section 4, more than 90 days before the date on which the vote or notice requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. If no record date is fixed by the Board of Directors and the stock transfer books are not closed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice is given or the 30th day prior to the date of the meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

               Section 2. Dividends. Subject to limitations contained in Maryland Law and the Charter, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 90 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

               Section 3. Fiscal Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

               Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

               Section 5. Voting of Stock Owned by the Corporation. The President, a Vice-President, or a proxy appointed by either of them, on behalf of the Corporation, may attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

               Section 6. Amendments. These By-Laws or any of them, may be altered, amended or repealed, or new By-Laws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Required Directors.